EXHIBIT 3.2

BYLAWS

OF

MODINE MANUFACTURING COMPANY

ADOPTED

July 20, 2005

TABLE OF CONTENTS

ARTICLE 1.OFFICES; RECORDS                                1

1.01Principal and Business Offices                                    1

1.02Registered Office and Registered Agent                                1

1.03Corporate Records                                            1

ARTICLE 2.STOCKHOLDERS                                        1

2.01Annual Meeting                                                1

2.02Special Meetings                                                2

2.03Place of Meeting                                                5

2.04Notices to Stockholders                                            5

2.05Fixing of Record Date                                                7

2.06Stockholder List                                                    7

2.07Quorum and Voting Requirements                                            7

2.08Conduct of Meetings                                                8

2.09Proxies                                                        8

2.10Voting of Shares                                                    9

2.11Notice of Stockholder Business and Nomination of Directors                             9

ARTICLE 3.BOARD OF DIRECTORS                                        12

3.01General Powers; Number and Classification                                    12

3.02Election, Tenure and Qualifications                                          12

3.03Resignation and Removal for Cause                                        12

3.04Regular Meetings                                                    13

3.05Special Meetings                                                    13

3.06Meetings By Telephone or Other Communication Technology                          13

3.07Notice of Meetings                                                    13

3.08Quorum                                                        14

3.09Manner of Acting                                                    14

3.10Conduct of Meetings                                                14

3.11Vacancies                                                        14

3.12Compensation                                                    15

3.13Presumption of Assent                                                15

3.14Committees                                                        15

3.15Retirement                                                        16

ARTICLE 4.OFFICERS                                                16

4.01Appointment                                                        16

4.02Resignation and Removal                                                16

4.03Vacancies                                                        17

4.04Chairperson of the Board                                                 17

4.05Chief Executive Officer                                                  17

4.06President                                                        17

4.07Chief Financial Officer                                                  18

4.08Vice Presidents (which may include Executive Vice Presidents, Senior Vice Presidents, Group Vice Presidents or other designations)                                                    18

4.09Secretary                                                            18

4.10Treasurer                                                        18

ARTICLE 5.CERTIFICATES FOR SHARES AND THEIR TRANSFER                      19

5.01Certificates for Shares                                                  19

5.02Signature by Former Officers                                            19

5.03Transfer of Shares                                                    19

5.04Restrictions on Transfer                                                19

5.05Lost, Destroyed or Stolen Certificates                                        20

5.06Consideration for Shares                                                20

5.07Stock Regulations                                                    20

ARTICLE 6.WAIVER OF NOTICE                                          20

6.01Stockholder Written Waiver                                              20

6.02Stockholder Waiver by Attendance                                        20

6.03Director Written Waiver                                                21

6.04Director Waiver by Attendance                                            21

ARTICLE 7.ACTION WITHOUT MEETINGS                                    21

7.01Stockholder Action Without Meeting                                        21

7.02Director Action Without Meeting                                          21

ARTICLE 8.INDEMNIFICATION                                           21

8.01Indemnification for Successful Defense                                        21

8.02Other Indemnification                                                22

8.03Written Request                                                    22

8.04Nonduplication                                                    22

8.05Determination of Right to Indemnification                                      22

8.06Advance of Expenses                                                23

8.07Nonexclusivity                                                    24

8.08Court-Ordered Indemnification                                            24

8.09Indemnification and Allowance of Expenses of Employes and Agents                      25

8.10Insurance                                                        25

8.11Securities Law Claims                                                25

8.12Liberal Construction                                                25

8.13Definitions Applicable to this Article                                        26

ARTICLE 9.MISCELLANEOUS                                            27

9.01Corporate Seal                                                      27

9.02Fiscal Year                                                        27

9.03Contracts                                                        27

9.04Loans                                                            27

9.05Checks, Drafts, Etc                                                     27

9.06Deposits                                                        27

ARTICLE 10.AMENDMENTS                                            27

10.01Amendments                                                    27

10.02Implied Amendments and Other Amendment Provisions                            27

ARTICLE 11.EMERGENCY BYLAWS                                        28

11.01Emergency Bylaws                                                  28

11.02Notice of Board Meetings                                               28

11.03Temporary Directors and Quorum                                          28

11.04Actions Permitted To Be Taken                                            28

ARTICLE 1.   OFFICES; RECORDS

1.01  Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.02  Registered Office and Registered Agent. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin. The address of the registered office may be changed from time to time by any officer or by the registered agent. The office of the registered agent of the corporation shall be identical to such registered office.

1.03  Corporate Records. The following documents and records shall be kept at the corporation’s principal office or at such other reasonable location as may be specified by the corporation:

(a)  Minutes of stockholders’ and Board of Directors’ meetings and any written notices thereof.

(b)  Records of actions taken by the stockholders or directors without a meeting.

(c)  Records of actions taken by committees of the Board of Directors.

(d)  Accounting records.

(e)  Records of its stockholders.

(f)  Current Bylaws.

(g)  Written waivers of notice by stockholders or directors (if any).

(h)  Written consents by stockholders or directors for actions without a meeting (if any).

(i)  Voting trust agreements (if any).

(j)  Stock transfer agreements to which the corporation is a party or of which it has notice (if any).

(k)  Consents by stockholders and directors to receive notice via electronic transmission (if any).

ARTICLE 2.   STOCKHOLDERS

2.01  Annual Meeting. The annual meeting of the stockholders shall be held on the third Wednesday of July in each year at 9:30 a.m., or at such other time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated herein, or fixed as herein provided, for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as may be convenient.

2.02  Special Meetings.

(a)  A Special Meeting may be called only by (i) the Chairperson of the Board, (ii) the Chief Executive Officer or (iii) by a majority of the Board of Directors and shall be called by the Chief Executive Officer upon the demand, in accordance with this Section 2.02, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

(b)  In order that the corporation may determine the stockholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than ten days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders demand a Special Meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten days after the date on which such request is received by the Secretary, then the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more stockholders of record and by the beneficial owner or owners, if any, on whose behalf the request is made, shall bear the date of signature of each such stockholder and any such beneficial owner and shall set forth: (I) the name and address, as they appear on this corporation's books, of such stockholder and any such beneficial owner; (II) the class and number of shares of the corporation which are owned of record and/or beneficially by such stockholder and any such beneficial owner; (III) a representation that such stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (IV) in the case of any proposed nomination for election or re-election as a director, (1) the name and residence address of the person or persons to be nominated, (2) a description of all arrangements or understandings between such stockholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder and any such beneficial owner, (3) such other information regarding each nominee proposed by such stockholder and any such beneficial owner as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (4) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected; (V) in the case of any proposed removal of a director, (1) the names of the directors to be removed and (2) the reasons of such stockholder and any such beneficial owner for asserting that such directors may be removed for cause; and (VI) in the case of any other business that such stockholder and any such beneficial owner propose to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these bylaws, the language of the proposed amendment, (2) the reasons of such stockholder and any such beneficial owner for conducting such business at the meeting and (3) any material interest in such business of such stockholder and any such beneficial owner.

(c)  In order for a stockholder or stockholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, calculated as if the Demand Record Date were the record date for the Special Meeting, must be delivered to the corporation. To be valid, each written demand by a stockholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to Section 2.02(b)), shall be signed by one or more persons who as of the Demand Record Date are stockholders of record and by the beneficial owners, if any, on whose behalf the demand is made, shall bear the date of signature of each such stockholder and any such beneficial owner, and shall set forth the name and address, as they appear in the corporation's books, of each such stockholder and any such beneficial owner signing such demand and the class and number of shares of the corporation which are owned of record and/or beneficially by each such stockholder and any such beneficial owner, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within 70 days after the Demand Record Date.

(d)  The corporation shall not be required to call a Special Meeting upon stockholder demand unless, in addition to the documents required by Section 2.02(c), the Secretary receives a written agreement signed by each Soliciting Stockholder (as defined below) pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the corporation's costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the corporation's own Solicitation, provided that if each of the resolutions introduced by any Soliciting Stockholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Stockholder for election as a director at such meeting is elected, then the Soliciting Stockholders shall not be required to pay such costs. For purposes of these Bylaws, the following terms shall have the respective meanings set forth below:

(i)  “Affiliate” of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

(ii)  “Participant” shall have the meaning assigned to such term in Rule 14a-12 promulgated under the Exchange Act.

(iii)  “Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(iv)  “Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(v)  “Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vi)  “Soliciting Stockholder” shall mean, with respect to any Special Meeting demanded by a stockholder or stockholders, each of the following Persons:

(A)  if the number of stockholders signing the demand or demands of meeting delivered to the corporation pursuant to Section 2.02(c) is ten or fewer, each Person signing any such demand; or
(B)  if the number of stockholders signing the demand or demands of meeting delivered to the corporation pursuant to Section 2.02(c) is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the corporation of the documents described in Section 2.02(c) had engaged or intends to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the corporation).

A “Soliciting Stockholder” shall also mean each Affiliate of a Soliciting Stockholder described in clause (A) or (B) above who is a member of such Soliciting Stockholder's “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Soliciting Stockholder, if a majority of the directors then in office determines, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in Section 2.02(c) and/or the written agreement described in this Section 2.02(d) to prevent the purposes of this Section 2.02 from being evaded.

(e)  Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the Chairperson of the Board, the President or the Board of Directors shall have called such meeting. In the case of any Special Meeting called by the President upon the demand of stockholders (a “Demand Special Meeting”), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than 70 days after the Meeting Record Date (as defined in Section 2.05); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting, calculated as if the Demand Record Date were the record date for the Special Meeting, are delivered to the corporation (the “Delivery Date”), then such meeting shall be held at 2:00 p.m. local time on the 100th day after the Delivery Date or, if such 100th day is not a Business Day, on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Chairperson of the Board, the President or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of his, her or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business.

(f)  The corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting calculated as if the Demand Record Date were the record date for the Special Meeting. Nothing contained in this Section 2.02(f) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

(g)  For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

2.03  Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or any special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

2.04  Notices to Stockholders.

(a)  Required Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting (unless a different time is provided by law or the Articles of Incorporation), by or at the direction of the Chairperson of the Board, if there is one, the Chief Executive Officer or the Secretary, to each stockholder entitled to vote at such meeting or, for the fundamental transactions described in subsections (e)(1) to (4) below (for which the Wisconsin Business Corporation Law requires that notice be given to stockholders not entitled to vote), to all stockholders. For purposes of this Section 2.04, notice by “electronic transmission” (as defined in the Wisconsin Business Corporation Law) is written notice. Written notice is effective:

(1)  When mailed, if mailed postpaid and addressed to the stockholder’s address shown in the corporation’s current record of stockholders.

(2)  When electronically transmitted to the stockholder in a manner authorized by the stockholder.

At least twenty (20) days’ notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which stockholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the corporation’s property, with or without good will, otherwise than in the usual and regular course of business.

(b)  Adjourned Meeting. Except as provided in the next sentence, if any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.04, to those persons who are stockholders as of the new record date.

(c)  Waiver of Notice. A stockholder may waive notice in accordance with Article VI of these Bylaws.

(d)  Contents of Notice. The notice of each special stockholder meeting shall include a description of the purpose or purposes for which the meeting is called, and only business within the purpose described in the meeting notice may be conducted at a special stockholders’ meeting. Except as otherwise provided in subsection (e) of this Section 2.04, in the Articles of Incorporation, or in the Wisconsin Business Corporation Law, the notice of an annual stockholders’ meeting need not include a description of the purpose or purposes for which the meeting is called.

(e)  Fundamental Transactions. If a purpose of any stockholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles); (2) a plan of merger or share exchange for which stockholder approval is required by law; (3) the sale, lease, exchange or other disposition of all or substantially all of the corporation’s property, with or without good will, otherwise than in the usual and regular course of business; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and in cases (1), (2) and (3) above must be accompanied by, respectively, a copy or summary of the: (1) proposed articles of amendment or a copy of the restated articles that identifies any amendment or other change; (2) proposed plan of merger or share exchange; or (3) proposed transaction for disposition of all or substantially all of the corporation’s property. If the proposed corporate action creates dissenters’ rights, the notice must state that stockholders and beneficial stockholders are or may be entitled to assert dissenters’ rights, and must be accompanied by a copy of Sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law.

2.05  Fixing of Record Date. The Board of Directors may fix in advance a date, which date shall be not less than 10 days and not more than 70 days prior to the date of any Annual Meeting or Special Meeting, as the record date for the determination of stockholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The stockholders of record on the Meeting Record Date shall be the stockholders entitled to notice of and to vote at the meeting. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of stockholders entitled to notice of and to vote at any Annual Meeting or Special Meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The Board of Directors may also fix in advance a date as the record date for the purpose of determining stockholders entitled to take any other action or determining stockholders for any other purpose. Such record date shall be not more than 70 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. The record date for determining stockholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares) or a share dividend is the date on which the Board of Directors authorizes the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

2.06  Stockholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of stockholders, make a complete record of the stockholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each stockholder. The stockholder list shall be available at the meeting and may be inspected by any stockholder or his or her agent or attorney at any time during the meeting or any adjournment. Any stockholder or his or her agent or attorney may inspect the stockholder list beginning two (2) business days after the notice of the meeting is given and continuing to the date of the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held and, subject to Section 180.1602(2)(b) 3 to 5 of the Wisconsin Business Corporation Law, may copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection hereunder. The original stock transfer books and nominee certificates on file with the corporation (if any) shall be prima facie evidence as to who are the stockholders entitled to inspect the stockholder list or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

2.07  Quorum and Voting Requirements. Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of stockholders. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the Wisconsin Business Corporation Law, these Bylaws or the Articles of Incorporation. If the Articles of Incorporation or the Wisconsin Business Corporation Law provide for voting by two (2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one (1) voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting.

2.08  Conduct of Meetings. The Chairperson of the Board, or if there is none, or in his or her absence, the Chief Executive Officer, and in the Chief Executive Officer’s absence, the President, and in the President’s absence, a Vice President, and in their absence, any person chosen by the stockholders present shall call the meeting of the stockholders to order and shall act as chairperson of the meeting, and the Secretary shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The order and conduct of business and matters of procedures at any meeting of stockholders shall be determined by the Chairperson of the Board.

2.09  Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy appointed as provided in the Wisconsin Business Corporation Law. The means by which a stockholder or the stockholder’s authorized officer, director, employee, agent or attorney-in-fact may authorize another person to act for the stockholder by appointing the person as proxy include:

(a)  Appointment of a proxy in writing by signing or causing the stockholder’s signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature.

(b)  Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the stockholder transmitted or authorized the transmission of the electronic transmission. Any person charged with determining whether a stockholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.

An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is expressly provided in the appointment. An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. The presence of a stockholder who has made an effective proxy appointment shall not of itself constitute a revocation. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.

2.10  Voting of Shares. Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Business Corporation Law. Shares owned directly or indirectly by another corporation are not entitled to vote if this corporation owns, directly or indirectly, sufficient shares to elect a majority of the directors of such other corporation. However, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity. Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

2.11  Notice of Stockholder Business and Nomination of Directors.

(a)  Annual Meetings.

(i)  Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an Annual Meeting (A) pursuant to the corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this bylaw and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.11.

(ii)  For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to Section 2.11(a)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be received by the Secretary of the corporation at the principal offices of the corporation not less than 45 days nor more than 70 days prior to the first annual anniversary of the date set forth in the corporation's proxy statement for the immediately preceding Annual Meeting as the date on which the corporation first mailed definitive proxy materials for the immediately preceding Annual Meeting (the “Anniversary Date”); provided, however, that if the date for which the Annual Meeting is called is advanced by more than 30 days or delayed by more than 30 days from the first annual anniversary of the immediately preceding Annual Meeting, then notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to the date of such Annual Meeting and not later than the later of (A) the 75th day prior to the date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. In no event shall the announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a stockholder notice as described above. Such stockholder's notice shall be signed by the stockholder of record who intends to make the nomination or introduce the other business and by the beneficial owner or owners, if any, on whose behalf the stockholder is acting, shall bear the date of signature of such stockholder and any such beneficial owner and shall set forth: (I) the name and address, as they appear on this corporation's books, of such stockholder and any such beneficial owner; (II) the class and number of shares of the corporation which are owned of record and/or beneficially by such stockholder and any such beneficial owner; (III) a representation that such stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (IV) in the case of any proposed nomination for election or re-election as a director, (1) the name and residence address of the person or persons to be nominated, (2) a description of all arrangements or understandings between such stockholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder and any such beneficial owner, (3) such other information regarding each nominee proposed by such stockholder and any such beneficial owner as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (4) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected; (V) in the case of any proposed removal of a director, (1) the names of the directors to be removed and (2) the reasons of such stockholder and any such beneficial owner for asserting that such directors may be removed for cause; and (VI) in the case of any other business that such stockholder and any such beneficial owner propose to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these bylaws, the language of the proposed amendment, (2) the reasons of such stockholder and any such beneficial owner for conducting such business at the meeting and (3) any material interest in such business of such stockholder and any such beneficial owner.

(iii)  Notwithstanding anything in the second sentence of Section 2.11(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least 45 days prior to the Anniversary Date, a stockholder's notice required by this Section 2.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b) Special Meetings. Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to stockholders pursuant to Section 2.04. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who (A) is a stockholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.11. Any stockholder desiring to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice to be received by the Secretary of the corporation at the principal offices of the corporation not earlier than ninety days prior to such Special Meeting and not later than the close of business on the later of (I) the 60th day prior to such Special Meeting and (II) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the stockholder of record who intends to make the nomination and by the beneficial owner or owners, if any, on whose behalf the stockholder is acting, shall bear the date of signature of such stockholder and any such beneficial owner and shall set forth: (1) the name and address, as they appear on the corporation's books, of such stockholder and any such beneficial owner; (2) the class and number of shares of the corporation which are owned of record and/or beneficially by such stockholder and any such beneficial owner; (3) a representation that such stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (4) the name and residence address of the person or persons to be nominated; (5) a description of all arrangements or understandings between such stockholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder and any such beneficial owner; (6) such other information regarding each nominee proposed by such stockholder and any such beneficial owner as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (7) the written consent of each nominee to be named in a proxy statement and to serve as a director of the corporation if so elected.

(c) General.

(i)  Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors. Only such business shall be conducted at an Annual Meeting or Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective proposal shall be disregarded.

(ii)  For purposes of this Section 2.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)  Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to limit the corporation's obligation to include stockholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

ARTICLE 3.   BOARD OF DIRECTORS

3.01  General Powers; Number and Classification. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors. The Articles of Incorporation provide that the Board of Directors shall consist of such number of members as these Bylaws may provide, but not less than seven. Until this Bylaw is amended to provide for a different number, the number of directors constituting the whole Board of Directors shall be nine. No decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

As provided in the Articles of Incorporation, the Board of Directors shall be divided into three classes as nearly equal in number as possible, as determined by the Board of Directors. The term of office of a director shall be three years. The classes of directors shall be staggered so that each expires in succeeding years. At each annual meeting of stockholders, the number of directors equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting and until their successors shall have been elected.

3.02  Election, Tenure and Qualifications. Unless action is taken without a meeting under Section 7.01 of these Bylaws, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a stockholders meeting at which a quorum is present; i.e., the individuals with the largest number of votes in favor of their election are elected as directors up to the maximum number of directors to be chosen in the election. Votes against a candidate are not given legal effect and are not counted as votes cast in an election of directors. In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote. Each director shall hold office until the end of such director’s term and until the director’s successor shall have been elected or there is a decrease in the number of directors, or until his or her prior death, resignation or removal. Directors need not be residents of the State of Wisconsin or stockholders of the corporation.

3.03  Resignation and Removal for Cause. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

A director may be removed from office during the term of such office but only upon a showing of good cause, such removal to be by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director and which removal may only be taken at a special meeting of stockholders called for that purpose.

A special meeting of the stockholders as herein referred to may only be held after a hearing on the matter of cause claimed to exist has been held by the full Board of Directors of the Company at which hearing the director or directors proposed for removal shall be given an adequate opportunity for preparation and attendance in person (together with representation by counsel); provided, however, that such hearing shall be held only after written notice has been given to said director or directors proposed for removal specifying the matters of cause claimed to exist. The conclusions of said hearing shall be reported by the Board of Directors in writing accompanying the notice of the special stockholders' meeting sent to each stockholder eligible to vote at said special meeting.

3.04  Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after the annual meeting of stockholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of stockholders which precedes it, or such other suitable place as may be announced at such meeting of stockholders. The Board of Directors and any committee may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

3.05  Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairperson of the Board, if there is one, the President or by the Secretary at the request in writing of a majority of the Board of Directors. Special meetings of any committee may be called by or at the request of the foregoing persons or the chairperson of the committee. The persons calling any special meeting of the Board of Directors or committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal office of the corporation in the State of Wisconsin.

3.06  Meetings By Telephone or Other Communication Technology.

(a)  Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

(b)  If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

3.07  Notice of Meetings. Except as otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given orally or in writing to each director or committee member at least 48 hours prior to the meeting, except that notice by mail shall be given at least 72 hours prior to the meeting. For purposes of this Section 3.07, notice by electronic transmission is written notice. The notice need not describe the purpose of the meeting. Notice may be communicated in person; by mail or other method of delivery (meaning any method of delivery used in conventional commercial practice, including delivery by hand, mail, commercial delivery and “electronic transmission,” as defined in the Wisconsin Business Corporation Law); by telephone, including voice mail, answering machine or answering service; or by any other electronic means. Oral notice is effective when communicated. Written notice is effective as follows: If delivered in person or by commercial delivery, when received; if given by mail, when deposited, postage prepaid, in the United States mail addressed to the director at his or her business or home address (or such other address as the director may have designated in writing filed with the Secretary); if given by facsimile, at the time transmitted to a facsimile number at any address designated above; if given by telegraph, when delivered to the telegraph company; and if given by electronic transmission, when electronically transmitted to the director in a manner authorized by the director.

3.08  Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors as provided in Section 3.01 shall constitute a quorum of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors appointed to serve on a committee shall constitute a quorum of the committee.

3.09  Manner of Acting. Except as otherwise provided by the Wisconsin Business Corporation Law, these Bylaws, or the Articles of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

3.10  Conduct of Meetings. The Chairperson of the Board, or if there is none, or in his or her absence, the Chief Executive Officer, and in the Chief Executive Officer’s absence, the President, and in the President’s absence, a Vice President, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

3.11  Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the stockholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill a vacancy by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of stockholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the stockholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date (because of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

3.12  Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Company as directors, officers or otherwise, or to delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, employee stock options, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Company.

3.13  Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting, or (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers his or her written dissent or abstention to the presiding officer of the meeting before the adjournment thereof or to the corporation immediately after the adjournment of the meeting, or (iv) the director dissents or abstains from the action taken, minutes of the meeting are prepared and fail to show the director’s dissent or abstention from the action taken, and the director delivers to the corporation a written notice of that omission from the minutes promptly after receiving a copy of the minutes. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

3.14  Committees. Unless the Articles of Incorporation otherwise provide, the Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one (1) or more committees, each committee to consist of two (2) or more directors as members, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors, except that no committee may: (a) authorize distributions; (b) approve or propose to stockholders action that the Wisconsin Business Corporation Law requires be approved by stockholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal Bylaws; (f) approve a plan of merger not requiring stockholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any committee who may take the place of any absent member or members at any meeting of such committee. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority. The creation of a committee, delegation of authority to a committee or action by a committee does not relieve the Board of Directors or any of its members of any responsibility imposed on the Board of Directors or its members by law.

3.15  Retirement. Each Director shall be retired at the close of the term in which he attains the age of seventy (70) years except that this provision shall not apply to any Director who has been exempted from this provision by a resolution passed by a two-thirds vote of the Board of Directors. Upon such retirement a Director may take the status of a Director Emeritus. A Director Emeritus shall receive the notice of meetings of Directors, shall be invited to and welcome at all meetings of the Board and of the stockholders, and shall receive such compensation and such reimbursement for reasonable expenses, if any, for attendance at meetings as the Board of Directors shall determine, provided, however, that such compensation shall not exceed that received by a Director. A Director Emeritus shall attend the meetings of the Board in a consultive capacity but shall not be entitled to vote or have any duties or powers of a Director of the Company.

ARTICLE 4.   OFFICERS

4.01  Appointment. The officers of the corporation shall include a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors shall appoint the Chief Executive Officer, the President, the Chief Financial Officer and the other officers designated by the Board of Directors as “executive officers” for purposes of the Securities Exchange Act of 1934. Either the Board of Directors or the Chief Executive Officer may appoint such other officers and assistant officers as may be deemed necessary or appropriate. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as described below, as well as such powers and duties as from time to time may be conferred by the Chief Executive Officer or the Board of Directors. Any two or more offices may be held by the same person.

4.02  Resignation and Removal. An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An officer may resign at any time by delivering an appropriate written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Any officer may be removed by the Board of Directors, and, unless restricted by the Board of Directors, any officer or assistant officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

4.03  Vacancies. A vacancy in any office because of death, resignation, removal or otherwise, may be filled by the Board of Directors or the Chief Executive Officer, as appropriate. If a resignation is effective at a later date, the Board of Directors or the Chief Executive Officer, as appropriate, may fill the vacancy before the effective date if the Board of Directors or the Chief Executive Officer, as appropriate, provides that the successor may not take office until the effective date.

4.04  Chairperson of the Board. The Board of Directors may at its discretion appoint a Chairperson of the Board. The Chairperson of the Board, if there is one, shall preside at all meetings of the stockholders and Board of Directors, and shall carry out such other duties as directed by the Board of Directors.

4.05  Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, in general supervise and control all of the business and affairs of the corporation. He or she shall, in the absence of the Chairperson of the Board (if one is appointed), preside at all meetings of the stockholders and of the Board of Directors. The Chief Executive Officer shall have authority to appoint officers and assistant officers of the corporation, subject to any limitations that the Board of Directors may from time to time prescribe; it being understood that the Board of Directors continues to reserve its right to also appoint officers and assistant officers and exclusive right to appoint officers designated as “executive officers” for purposes of the Securities Exchange Act of 1934, as provided in Section 4.01. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. The Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the Chief Executive Officer may authorize the President, any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

4.06  President. The President shall: (a) be the Chief Operating Officer of the corporation, unless otherwise designated by the Board of Directors; (b) subject to the direction of the Chief Executive Officer, direct certain operating functions; and (c) perform the duties incident to the office of President and any other duties as may be prescribed by the Chief Executive Officer or the Board of Directors. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s death, inability to act, resignation or removal from office, or in the event for any reason it shall be impracticable for the Chief Executive Officer to act personally, the powers and duties of the Chief Executive Officer shall for the time being devolve upon and be exercised by the President, unless otherwise ordered by the Board of Directors.

4.07  Chief Financial Officer. The Chief Financial Officer shall: (a) subject to the direction of the Board of Directors and the Chief Executive Officer, in general, manage, supervise, and control all of the financial affairs of the corporation; (b) have responsibility over the office of the Treasurer and the Controller; (c) designate agents and employees of the corporation to (i) have charge and custody and be responsible for all funds and securities of the corporation, (ii) receive, disburse and invest funds of the corporation, (iii) negotiate and borrow short-term unsecured funds and to issue and sell commercial paper and other types of short-term unsecured indebtedness and (iv) establish depository and checking accounts at banks or other financial institutions for various corporate purposes and act as signatories for such accounts; and (d) in general perform all other duties incident to the office of the Chief Financial Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Chief Executive Officer, the President or the Board of Directors.

4.08  Vice Presidents (which may include Executive Vice Presidents, Senior Vice Presidents, Group Vice Presidents or other designations). In the absence of the President, or in the event of the President’s death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, a Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President, or the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of the Vice President’s authority to act in the stead of the President.

4.09  Secretary. The Secretary shall: (a) keep (or cause to be kept) regular minutes of all meetings of the stockholders, the Board of Directors and any committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chief Executive Officer, the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.

4.10  Treasurer. The Treasurer shall, subject to the direction of the Chief Executive Officer: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the corporation; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, the President, the Chief Financial Officer or by the Board of Directors.

ARTICLE 5.   CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.01  Certificates for Shares. All shares of this corporation shall be represented by certificates. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. At a minimum, a share certificate shall state on its face the name of the corporation and that it is organized under the laws of the State of Wisconsin, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the front or back of the certificate must contain either (a) a summary of the designations, relative rights, preferences and limitations applicable to each class, and the variations in the rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or (b) a conspicuous statement that the corporation will furnish the stockholder the information described in clause (a) on request, in writing and without charge. Such certificates shall be signed, either manually or in facsimile, by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 5.05.

5.02  Signature by Former Officers. If an officer or assistant officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, has ceased to be such officer or assistant officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were still an officer or assistant officer at the date of its issue.

5.03  Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, and unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the stockholder, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. The corporation may require reasonable assurance that all transfer endorsements are genuine and effective and in compliance with all regulations prescribed by or under the authority of the Board of Directors.

5.04  Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the corporation or imposed by any agreement of which the corporation has written notice.

5.05  Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) if required by the corporation, files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

5.06  Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable by the corporation.

5.07  Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.

ARTICLE 6.   WAIVER OF NOTICE

6.01  Stockholder Written Waiver. A stockholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the stockholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records.

6.02  Stockholder Waiver by Attendance. A stockholder’s attendance at a meeting, in person or by proxy, waives objection to both of the following:

(a)  Lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

(b)  Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

6.03  Director Written Waiver. A director may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or the Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the corporation.

6.04  Director Waiver by Attendance. A director’s attendance at or participation in a meeting of the Board of Directors or any committee thereof waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE 7.   ACTION WITHOUT MEETINGS

7.01  Stockholder Action Without Meeting. Action required or permitted by the Wisconsin Business Corporation Law to be taken at a stockholders’ meeting may be taken without a meeting (a) by all stockholders entitled to vote on the action, or (b) if the Articles of Incorporation so provide (and except with respect to an election of directors for which stockholders may vote cumulatively) by stockholders who would be entitled to vote at a meeting shares with voting power sufficient to cast not less than the minimum number (or, in the case of voting by voting groups, the minimum numbers) of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders consenting thereto and delivered to the corporation for inclusion in its corporate records. A consent hereunder has the effect of a meeting vote and may be described as such in any document. The Wisconsin Business Corporation Law requires that notice of the action be given to certain stockholders and specifies the effective date thereof and the record date in respect thereto.

7.02  Director Action Without Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted by the Wisconsin Business Corporation Law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

ARTICLE 8.   INDEMNIFICATION

8.01  Indemnification for Successful Defense. Within twenty (20) days after receipt of a written request pursuant to Section 8.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

8.02  Other Indemnification.

(a)  In cases not included under Section 8.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

(1)  A willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director or officer has a material conflict of interest.

(2)  A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

(3)  A transaction from which the director or officer derived an improper personal profit.

(4)  Willful misconduct.

(b)  Determination of whether indemnification is required under this Section shall be made pursuant to Section 8.05.

(c)  The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

8.03  Written Request. A director or officer who seeks indemnification under Sections 8.01 or 8.02 shall make a written request to the corporation.

8.04  Nonduplication. The corporation shall not indemnify a director or officer under Sections 8.01 or 8.02 to the extent the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

8.05  Determination of Right to Indemnification.

(a)  Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Section 8.02 shall select one of the following means for determining his or her right to indemnification:

(1)  By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

(2)  By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

(3)  By a panel of three (3) arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.

(4)  By an affirmative vote of shares represented at a meeting of stockholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

(5)  By a court under Section 8.08.

(6)  By any other method provided for in any additional right to indemnification permitted under Section 8.07.

(b)  In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under Section 8.02 should not be allowed.

(c)  A written determination as to a director’s or officer’s indemnification under Section 8.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

(d)  If it is determined that indemnification is required under Section 8.02, the corporation shall pay all liabilities and expenses not prohibited by Section 8.04 within ten (10) days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

8.06  Advance of Expenses. Within ten (10) days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

(1)  A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.

(2)  A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 8.05 that indemnification under Section 8.02 is not required and that indemnification is not ordered by a court under Section 8.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

8.07  Nonexclusivity.

(a)  Except as provided in (b), Sections 8.01, 8.02 and 8.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

(1)  The Articles of Incorporation.

(2)  A written agreement between the director or officer and the corporation.

(3)  A resolution of the Board of Directors.

(4)  A resolution, after notice, adopted by a majority vote of all of the corporation’s voting shares then issued and outstanding.

(b)  Regardless of the existence of an additional right under (a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under Section 8.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

(c)  Sections 8.01 to 8.13 do not affect the corporation’s power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.

(1)  As a witness in a proceeding to which he or she is not a party.

(2)  As a plaintiff or petitioner in a proceeding because he or she is or was an employe, agent, director or officer of the corporation.

8.08  Court-Ordered Indemnification.

(a)  Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 8.05(a)(5) or for review by the court of an adverse determination under Section 8.05(a) (1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

(b)  The court shall order indemnification if it determines any of the following:

(1)  That the director or officer is entitled to indemnification under Sections 8.01 or 8.02.

(2)  That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 8.02.

(c)  If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director’s or officer’s expenses incurred to obtain the court-ordered indemnification.

8.09  Indemnification and Allowance of Expenses of Employes and Agents. The corporation shall indemnify an employe of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employe was a party because he or she was an employe of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employe or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.

8.10  Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employe, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employe, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 8.01, 8.02, 8.06, 8.07 and 8.09.

8.11  Securities Law Claims.

(a)  Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 8.01 to 8.10.

(b)  Sections 8.01 to 8.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

8.12  Liberal Construction. In order for the corporation to obtain and retain qualified directors, officers and employes, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 8.09 of these Bylaws applies, employes. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

8.13  Definitions Applicable to this Article. For purposes of this Article:

(a)  “Corporation” means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation’s existence ceased upon the consummation of a merger or other transaction.

(b)  “Director or officer” means any of the following:

(1)  An individual who is or was a director or officer of this corporation.

(2)  An individual who, while a director or officer of this corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, employe or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

(3)  An individual who, while a director or officer of this corporation, is or was serving an employe benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

(4)  Unless the context requires otherwise, the estate or personal representative of a director or officer.

For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employe or agent of an affiliate shall be so serving at the request of the corporation.

(c)  “Expenses” include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

(d)  “Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employe benefit plan, and reasonable expenses.

(e)  “Party” includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

(f)  “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.

ARTICLE 9.   MISCELLANEOUS

9.01  Corporate Seal. The corporate seal shall be a round metallic disc, with the words “MODINE MANUFACTURING COMPANY, Wisconsin” around the circumference, and the words “CORPORATE SEAL” in the center. If a facsimile or printed seal is used on stock certificates, it shall be similar in content and design to the above.

9.02  Fiscal Year. The fiscal year of the Company shall begin on the first day of April in each year, and end on the thirty-first day of March in the following year.

9.03  Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or exercise or deliver any instrument in the name of and on behalf of the Company, and such authorization may be general or confined to specific instances.

9.04  Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

9.05  Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

9.06  Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of the Board of Directors.

ARTICLE 10.   AMENDMENTS

10.01  Amendments. These by-laws may be amended, repealed or altered in whole or in part by the affirmative vote of not less than two-third (2/3) of the shares of the Company entitled to vote thereon, or by the affirmative vote of not less than two-thirds (2/3) of the full Board of Directors of the Company, at any regular meeting of the stockholders or of the Board of Directors, or any special meeting of the stockholders or Board of Directors, provided that such action has been specified in the notice of any such meeting.

10.02  Implied Amendments and Other Amendment Provisions. Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

If authorized by the Articles of Incorporation, the stockholders may adopt or amend a Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for stockholders or voting groups of stockholders than otherwise is provided in the Wisconsin Business Corporation Law. The adoption or amendment of a Bylaw that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for stockholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect.

A Bylaw adopted by the stockholders shall not be amended, repealed or readopted by the Board of Directors if the Bylaw so adopted so provides. A Bylaw adopted or amended by the stockholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the Wisconsin Business Corporation Law may not be amended or repealed by the Board of Directors unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided in the preceding sentence. A Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for stockholders or voting groups of stockholders than otherwise is provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

ARTICLE 11.   EMERGENCY BYLAWS

11.01  Emergency Bylaws. Unless the Articles of Incorporation provide otherwise, the following provisions of this Article 11 shall be effective during an “Emergency,” which is defined as a catastrophic event that prevents a quorum of the corporation’s directors from being readily assembled.

11.02  Notice of Board Meetings. During an Emergency, any one member of the Board of Directors or any one of the following officers: Chief Executive Officer, President, any Vice President, Secretary or Treasurer, may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication or radio. Such notice shall be given at least six hours prior to commencement of the meeting.

11.03  Temporary Directors and Quorum. One or more officers of the corporation present at the Emergency meeting of the Board of Directors, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

11.04  Actions Permitted To Be Taken. The Board of Directors as constituted in Section 11.03, and after notice as set forth in Section 11.02 may:

(a)  Officers’ Powers. Prescribe emergency powers to any officers of the corporation;

(b)  Delegation of Any Power. Delegate to any officer or director, any of the powers of the Board of Directors;

(c)  Lines of Succession. Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

(d)  Relocate Principal Place of Business. Relocate the principal place of business, or designate successive or simultaneous principal places of business; and

(e)  All Other Action. Take any and all other action, convenient, helpful, or necessary to carry on the business of the corporation.

Corporate action taken in good faith in accordance with the Emergency Bylaws binds the corporation and may not be used to impose liability on any of the corporation’s directors, officers, employees or agents.